                            SCHEDULE 14A INFORMATION
                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]      Preliminary Proxy Statement
[X]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             ECO SOIL SYSTEMS, INC.
                (Name of Registrant as Specified in its Charter)

                             ECO SOIL SYSTEMS, INC.
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.
[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11:

         (1) Title of each class of securities to which the transaction applies:

         (2)      Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

         (4)      Proposed maximum aggregate value of transaction:

         (5)      Total fee paid:

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:

         (2)      Form, Schedule or Registration Statement No.:

         (3)      Filing Party:

         (4)      Date Filed:

                             ECO SOIL SYSTEMS, INC.

                           NOTICE OF ANNUAL MEETING OF
                        SHAREHOLDERS AND PROXY STATEMENT

TO THE SHAREHOLDERS OF ECO SOIL SYSTEMS, INC.:

          Notice is hereby given that the Annual Meeting of the Shareholders of Eco Soil Systems, Inc. (the "Company" or "Eco Soil"), will be held at the executive offices of the Company, located at 10890 Thornmint Road, Suite 200, San Diego, California 92127 on Tuesday, June 3, 1997 at 9:00 a.m. for the following purposes:

               1. To elect two directors for a three-year term to expire at the 2000 Annual Meeting of Shareholders. The present Board of Directors of the Company has nominated and recommends for election as directors the following two persons:

                  Bradley K. Edwards
                  S. Bartley Osborn

               2. To consider and vote upon a proposal to amend the 1992 Stock Option Plan to increase the number of shares available for issuance thereunder.

               3. To transact such other business as may be properly brought before the Annual Meeting or any adjournment thereof.

          The Board of Directors has fixed the close of business on May 1, 1997 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. A list of such shareholders shall be open to the examination of any shareholder at the Annual Meeting and for a period of ten days prior to the date of the Annual Meeting at the offices of Eco Soil Systems, Inc., 10890 Thornmint Road, Suite 200, San Diego, California 92127.

         Accompanying this Notice is a Proxy. WHETHER OR NOT YOU EXPECT TO BE AT THE ANNUAL MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY. If you plan to attend the Annual Meeting and wish to vote your shares personally, you may do so at any time before the Proxy is voted.

         All shareholders are cordially invited to attend the meeting.

                                    BY ORDER OF THE BOARD OF DIRECTORS




                                    Jeffrey A. Johnson
                                    Secretary

San Diego, California
April 30, 1997

                             ECO SOIL SYSTEMS, INC.
                         10890 THORNMINT ROAD, SUITE 200
                           SAN DIEGO, CALIFORNIA 92127

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                                  JUNE 3, 1997

         The Board of Directors of Eco Soil Systems, Inc., a Nebraska corporation (the "Company" or "Eco Soil") is soliciting the enclosed Proxy for use at the Annual Meeting of Shareholders of the Company to be held on June 3, 1997 (the "Annual Meeting"), and at any adjournments thereof. This Proxy Statement will be first sent to shareholders on or about May 2, 1997. Unless contrary instructions are indicated on the Proxy, all shares represented by valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted for the election of the Board's nominees for directors. As to any other business which may properly come before the Annual Meeting and be submitted to a vote of the shareholders, Proxies received by the Board of Directors will be voted in accordance with the best judgment of the holders thereof.

         A Proxy may be revoked by written notice to the Secretary of the Company at any time prior to the Annual Meeting, by executing a later Proxy or by attending the Annual Meeting and voting in person.

         The Company will bear the cost of solicitation of Proxies. In addition to the use of mails, Proxies may be solicited by personal interview, telephone or telegraph, by officers, directors, and other employees of the Company. The Company will also request persons, firms, and corporations holding shares in their names, or in the names of their nominees, which are beneficially owned by others to send or cause to be sent Proxy material to, and obtain Proxies from, such beneficial owners and will reimburse such holders for their reasonable expenses in so doing.

         The Company's mailing address is 10890 Thornmint Road, Suite 200, San Diego, California 92127.

VOTING

         Shareholders of record at the close of business on May 1, 1997 (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

         As of March 31, 1997, 11,390,171 shares of the Company's common stock, $.005 par value per share ("Common Stock"), were outstanding, representing the only voting securities of the Company. Each share of Common Stock is entitled to one vote.

         Votes cast by Proxy or in person at the Annual Meeting will be counted by the person appointed by the Company to act as Inspector of Election for the Annual Meeting. The Inspector of Election will treat shares represented by Proxies that reflect abstentions or include "broker non-votes" as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions or "broker non-votes" do not constitute a vote "for" or "against" any matter and thus will be disregarded in the calculation of "votes cast." Any unmarked Proxies, including those submitted by brokers or nominees, will be voted in favor of the nominees of the Board of Directors, as indicated in the accompanying Proxy card.

        SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of April 25, 1997, the number and percentage ownership of the Company's Common Stock by: (i) each director of the Company, (ii) each Named Executive Officer (as defined below) of the Company,
(iii) each person or entity known by the Company to own beneficially more than five percent of the Company's Common Stock and (iv) all directors and executive officers of the Company as a group.

                                            AMOUNT AND NATURE OF                     PERCENTAGE OF
        NAME AND ADDRESS (1)                BENEFICIAL OWNERSHIP                  OUTSTANDING SHARES
        --------------------                --------------------                  ------------------
William B. Adams(2)                             1,443,463                              11.79%

Bradley K. Edwards(3)                             801,433                               6.89%
Heartland Capital Fund, Ltd.
11930 Arbor Street, Suite 201
Omaha, NE 68144

Douglas M. Gloff(4)                               518,556                               4.40%

Wally Fuchs(5)                                    373,794                               3.28%

William S. Potter(6)                              363,132                               3.62%
13875 Old El Camino Real
San Diego, CA 92130

Kevin P. Lyons(7)                                 333,825                               2.93%

David W. Schermerhorn(8)                          333,825                               2.93%

Jeffrey A. Johnson(9)                             301,176                               2.59%

S. Bartley Osborn(10)                              74,166                                   *
360 Orono Orchard Road
Wayzata, MN 55391

All executive officers and directors            4,834,970                              36.15%
as a group (14 persons)(11)


*Less than 1%.

(1) Except as indicated by footnote, each person or group identified has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. Except as otherwise indicated, the address of each of the above persons is c/o Eco Soil Systems, Inc., 10890 Thornmint Road, Suite 200, San Diego, California 92127.

(2) Includes 619,823 shares of Common Stock subject to currently exercisable options and 237,500 shares of Common Stock subject to currently exercisable warrants.

(3) All shares are owned by Heartland Capital; beneficial ownership of such shares is attributed to Mr. Edwards because he is a general partner of Heartland Capital and is therefore deemed to exercise voting power and investment authority with respect to the shares. Shares listed include 56,666 shares of Common Stock subject to currently exercisable options and 180,834 shares of Common Stock subject to currently exercisable warrants.

(4) Includes 163,556 shares of Common Stock subject to currently exercisable options and 230,000 shares of Common Stock subject to currently exercisable warrants.

(5) Includes 18,721 shares of Common Stock held by Mr. Fuchs as Trustee for the Fuchs Family Charitable Remainder Trust.

(6) Includes 70,132 shares of Common Stock subject to convertible debt securities, 10,000 shares of Common Stock subject to currently exercisable options and 90,000 shares of Common Stock subject to currently exercisable warrants. Also includes 193,000 shares owned by Rugged Rigger, Inc., a California corporation that is wholly owned by Mr. Potter.

(7) Includes 10,000 shares of Common Stock subject to currently exercisable options.

(8) Includes 10,000 shares of Common Stock subject to currently exercisable options.

(9) Includes 225,909 shares of Common Stock subject to currently exercisable options.

(10) Includes 15,000 shares of Common Stock subject to convertible debt securities, 3,333 shares of Common Stock subject to currently exercisable options and 15,000 shares of Common Stock subject to currently exercisable warrants.

(11) See notes 1-8 above. Also includes 48,333 shares of Common Stock subject to currently exercisable options held by John M. Doyle.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

         The Board of Directors currently consists of six members. The Company's Amended and Restated Articles of Incorporation provide for the classification of the Board of Directors into three classes, as nearly equal in number as possible, with staggered terms of office and provides that upon the expiration of the term of office for a class of directors, nominees for such class shall be elected for a term of three years or until their succesors are duly elected and qualified. At this meeting, two nominees for director are to be elected as Class I directors. The nominees are Bradley K. Edwards and S. Bartley Osborn. The Class II and Class III directors have one year and two years, respectively, remaining on their terms of office. If no contrary indication is made, proxies in the accompanying form are to be voted for such nominees or, in the event any such nominee is not a candidate or is unable to serve as a director at the time of the election (which is not currently expected), for any nominee who shall be designated by the Board of Directors to fill such vacancy. Both nominees are members of the present Board of Directors.

         In voting for the election of directors of the Company under the Nebraska Business Corporation Act, all shareholders may cumulate their votes in the election of directors for any nominee if the nominee's name was placed in nomination prior to the voting. Under cumulative voting, each shareholder is entitled in the election of directors to vote one vote for each share held by him multiplied by the number of directors to be elected, and he may cast all such votes for a single nominee for director or may distribute them among any two or more nominees as he sees fit. The candidates receiving the highest number of votes, up to the number of directors to be elected, will be elected. The Proxy solicited by the Board of Directors confers discretionary authority on the proxies to cumulate votes so as to elect the maximum number of directors. The Proxy may not be voted for more than two persons.

INFORMATION REGARDING DIRECTORS

         The information set forth below as to each nominee for Director has been furnished to the Company by the respective nominees for Director:

                 NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

                      FOR A THREE-YEAR TERM EXPIRING AT THE
                       2000 ANNUAL MEETING OF STOCKHOLDERS

           NAME                         AGE   PRESENT POSITION WITH THE COMPANY
           ----                         ---   ---------------------------------
  Bradley K. Edwards.................   38                  Director
  S. Bartley Osborn..................   55                  Director

         BRADLEY K. EDWARDS has served as a director of the Company since July 1991. Since January 1993, Mr. Edwards has been a general partner of Heartland Capital. Heartland Capital is the successor to the NRDA, a state-sponsored venture capital entity that was an original investor in the Company. From November 1989 to January 1993, Mr. Edwards was employed by the NRDA, initially as a fund manager and later as its President.

         S. BARTLEY OSBORN has served as a director of the Company since November 1991. Mr. Osborn is currently Chairman of the Board of Directors of the Fairway Foundation, a nonprofit foundation dedicated to teaching and exposing the game of golf to inner-city children in Minneapolis, Minnesota. From October 1965 through May 1982, Mr. Osborn was Executive Vice President of Ecolab, Inc., a Fortune 500 specialty chemical manufacturer based in Minneapolis, Minnesota. Mr. Osborn is a trustee of the IC Koran foundation, which assists employees of EcoLab through scholarships for its children and through financial hardship assistance.

             MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE

                              TERM EXPIRING AT THE
                       1998 ANNUAL MEETING OF STOCKHOLDERS

           NAME                         AGE   PRESENT POSITION WITH THE COMPANY
           ----                         ---   ---------------------------------
  Jeffrey A. Johnson.................   40    President and General Manager
                                                of Golf Division and Director
  William S. Potter..................   51    Director

         JEFFREY A. JOHNSON served as President and Chief Operating Officer of the Company from March 1991 to April 1997. He has served as a diretor since March 1991 and has served as the President and General Manager of the Company's Golf Division since April 1997. Prior to his involvement with the Company, Mr. Johnson was a partner and employee of WBA Consultants from 1986 until March 1991. Mr. Johnson was also a Vice President of Printrak, Inc. from 1989 to 1991 and Vice President of Corporate Development of Check Technology Corporation from 1986 to 1988. From 1983 to 1986, Mr. Johnson was Vice President of Corporate Finance for Craig Hallum, Inc., an investment banking firm based in Minneapolis, Minnesota.

         WILLIAM S. POTTER has served as a director of the Company since August 1992. Since 1988, Mr. Potter has also been President of Rugged Rigger, Inc., a personal services corporation. From 1970 to 1988, Mr. Potter worked in various capacities for H.M. Stevens Incorporated, a national food service and catering company specializing in sporting events, culminating in the position of Operational Vice President. Mr. Potter is a founding member of Fairbanks Ranch Country Club in San Diego.

                              TERM EXPIRING AT THE
                       1999 ANNUAL MEETING OF STOCKHOLDERS

                  NAME                           AGE          PRESENT POSITION WITH THE COMPANY
                  ----                           ---          ---------------------------------
         William B. Adams...................     50           Chairman of the Board, Chief Executive
                                                              Officer, and Director
         Douglas M. Gloff...................     50           President, Chief Operating Officer  and
                                                              Director

         WILLIAM B. ADAMS has served as Chairman of the Board, Chief Executive Officer and as a director of the Company since March 1991. Mr. Adams is also currently Chairman of Orphan Medical, Inc., a publicly traded spinoff of Chronimed, Inc., a publicly held medical products company. From 1985 to 1994, Mr. Adams was Chairman of the Board of Chronimed. Prior to his involvement with the Company, Mr. Adams founded WBA Consultants, Ltd., a management consulting firm, in 1980 and acted as an independent management consultant until 1994. From August 1989 to February 1991, Mr. Adams was Executive Chairman of Printrak, Inc., a developer of specialized computer systems for the law enforcement community. From April 1986 to April 1988, Mr. Adams was President and Chief Executive Officer of Check Technology Corporation, a manufacturer of electronic printing equipment.

         DOUGLAS M. GLOFF joined the Company as Executive Vice President in January 1994 and became a director of the Company in August 1995. Mr. Gloff has served as the Company's President and Chief Operating Officer since April 1997. Mr. Gloff shares many of the executive management duties of the Company with Mr. Adams. Prior to joining the Company, Mr. Gloff acted as a consultant from 1992 until January 1994. From 1978 to 1992, he served in various capacities with U.S. Surgical, Inc., a publicly held supplier of medical instruments used in surgery, culminating in the position of Director of Sales for the western area.

                        EXECUTIVE OFFICERS OF THE COMPANY

         The executive officers and key employees of the Company and their ages as of April 30, 1997 are as follows:

                  NAME                           AGE          PRESENT POSITION WITH THE COMPANY
                  ----                           ---          ---------------------------------
         L. Jean Dunn, Jr. .................     41           Chief Financial Officer
         Dr. Thomas C. Quick................     42           Vice President, Agriculture
         John M. Doyle......................     38           Vice President of Marketing and Commercial
                                                              Development
         Kevin P. Lyons.....................     41           Senior Vice President and Co-General
                                                              Manager, Turf Specialty
         David W. Schermerhorn..............     38           Senior Vice President and Co-General
                                                              Manager, Turf Specialty
         Wally Fuchs........................     57           Vice President and General Manager, Turf
                                                              Products
         Michael R. Scott...................     41           President of Aspen Consulting Companies, Inc.

         L. JEAN DUNN, JR. joined the Company as Corporate Financial Officer/Corporate Operations Officer in May 1996. From 1992 to 1996, Mr. Dunn had been a partner in Capital Advisors LLC, an investment banking firm. Prior to that, Mr. Dunn was a Vice President at Mitsubishi Bank in New York from 1989 to 1992, and a Vice President at Banque Paribas in Los Angeles and New York from 1982 to 1989.

         DR. THOMAS C. QUICK has served as the Vice President, Agriculture of the Company since September 1996. From October 1994 to August 1996, he served as an International Product Manager, Biopesticides, for Abbott Laboratories. Prior to that, he served in various capacities with Mycogen Corporation from May 1987 until March 1994, culminating in the position of Technical Sales Representative.

         JOHN M. DOYLE joined the Company in May 1994 as the Company's Vice President of Product Development. He was named Vice President of Marketing and Commercial Development in March 1997. Mr. Doyle is responsible for product and technology acquisition, production, marketing and communication materials, and sales support for the BioJect system. Prior to joining the Company, Mr. Doyle spent seven years in various positions with Ringer Corporation, a supplier of natural turf maintenance products based in Minneapolis, Minnesota, culminating in the position of Vice President of Product Development.

         KEVIN P. LYONS has served in various capacities with Turf Specialty since October 1985, culminating in his current position of Senior Vice President and Co-General Manager. Prior to joining Turf Specialty, he was a Senior Technical Representative for O.M. Scott & Sons, Inc. from February 1980 until October 1985.

         DAVID W. SCHERMERHORN has served in various capacities with Turf Specialty since October 1987, culminating in his current position of Senior Vice President and Co-General Manager. Prior to joining Turf Specialty, he was a Technical Representative for O.M. Scott & Sons, Inc. from October 1985 until October 1987.

         WALLY FUCHS founded Turf Products in February 1969 and currently serves as the Vice President and General Manager of Turf Products. He was an original member of the Independent Turf and Ornamental Distributors Association (ITODA), the principal association of golf course and nursery product distributors.

         MICHAEL R. SCOTT is the Founder and President of Aspen Consulting, Inc., the Company's wholly owned subsidiary that plans and designs complete irrigation systems for golf courses, residential housing projects and large commercial developments. Mr. Scott founded Aspen in 1981. Mr. Scott is a Certified Irrigation Designer for golf courses by the American Irrigation Association, a Certified Irrigation Designer for large commercial projects by the American Irrigation Association, a member of the American Society of Irrigation Consultants, and a member of the Center for Irrigation Technology.

BOARD MEETINGS AND COMMITTEES

         The Company's Board of Directors held five regularly scheduled meetings and two special telephonic meetings during 1996. No nominee for director who served as a director during the past year attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings of committees of the Board of Directors on which he served. The Board of Directors has established a Compensation Committee and an Audit Committee. The Company does not have a Nominating Committee.

         COMPENSATION COMMITTEE

         The Compensation Committee consists of Messrs. Adams, Edwards, and Potter. The Compensation Committee provides recommendations concerning salaries and incentive compensation for the Company's officers and administers the Company's benefit plans, other than the 1992 Stock Option Plan. The Compensation Committee did not meet during 1996.

         AUDIT COMMITTEE

         The Audit Committee consists of Messrs. Johnson, Edwards and Osborn. The Audit Committee recommends to the Board of Directors the engagement of the Company's independent public accountants and reviews the scope and results of their audits and other services. The Audit Committee meets with management and with the independent public accountants to review matters relating to the quality of the Company's financial reporting and internal accounting control, including the nature, extent and results of the audits, proposed changes to the Company's accounting principles and otherwise maintains communications between the independent public accountants and the Board of Directors. The Audit Committee did not meet during 1996.

         COMPENSATION OF DIRECTORS

         The Company has not paid any cash compensation to a director in his capacity solely as a director and has no present plan to pay directors' fees. It is the Company's current policy to award non-employee directors an option to purchase 10,000 shares of Common Stock at the then-current market price, vesting over three years, for each year of service as a director. All directors are reimbursed for travel and other out-of-pocket expenses incurred in connection with attendance at meetings of the Board of Directors.

RECOMMENDATION OF THE BOARD OF DIRECTORS

         The Board of Directors recommends that shareholders vote FOR the slate of nominees set forth above. Proxies solicited by the Board of Directors will be so voted unless shareholders specify otherwise on the accompanying Proxy.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

EXECUTIVE COMPENSATION

         The following table sets forth, for the fiscal year ending December 31, 1996, the cash compensation paid by the Company, as well as certain other compensation paid or accrued for those years, to the Company's Chief Executive Officer and to the only executive officers whose salary and bonus exceeded $100,000 for that year (the "Named Executive Officers"):


                                                                                        LONG-TERM COMPENSATION
                                             ANNUAL COMPENSATION                                 AWARDS
                                   ---------------------------------------     --------------------------------------
         (A)                (b)      (c)            (d)            (e)            (f)           (g)            (h)
                                                                                                            ALL OTHER
                                                                  OTHER        RESTRICTED    SECURITIES      COMPEN-
       NAME AND                                                  ANNUAL          STOCK       UNDERLYING      SATION
  PRINCIPAL POSITION       YEAR SALARY ($)(1)    BONUS ($)    COMPENSATION     AWARDS ($)   OPTIONS (#)        ($)
  ------------------       ---- -------------    ---------    ------------     ----------   -----------        ---
William B. Adams           1996     75,000           0              0              0             0             0
                           1995     75,000           0              0              0             0             0
                           1994     75,000           0              0              0             0             0
Kevin P. Lyons             1996     85,000        80,000            0              0           10,000          0
David W. Schermerhorn      1996     85,000        80,000            0              0           10,000          0
Wally Fuchs                1996    155,000           0              0              0             0             0

STOCK OPTION GRANTS TABLE

         The following table provides information concerning the grant of stock options to the Named Executive Officers of the Company during fiscal 1996. The Company does not have any outstanding stock appreciation rights.


                                        NUMBER OF         % OF TOTAL
                                       SECURITIES          OPTIONS
                                       UNDERLYING         GRANTED TO           EXERCISE
                                         OPTIONS         EMPLOYEES IN           OR BASE            EXPIRATION
NAME                                   GRANTED (#)      FISCAL YEAR(%)       PRICE ($/SH)             DATE
----                                   -----------      --------------       ------------             ----
William B. Adams          1996              0  (1)            0                   N/A                 N/A
Kevin P. Lyons            1996           10,000              2.0                 3.00               10/15/01
David W. Schermerhorn     1996           10,000              2.0                 3.00               10/15/01
Wally Fuchs               1996              0                 0                   N/A                 N/A


-------------------------
(1) Excludes warrants to purchase 107,500 shares of Common stock at an exercise price of $3.00 per share. For a further discussion of such warrants, see "Certain Transactions."

OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE TABLE

         The following table provides information with respect to the Named Executive Officers, concerning the exercise of stock options during fiscal 1996 and unexercised options held as of the end of fiscal 1996.


                                                                                       NUMBER OF
                                                                                      SECURITIES              VALUE OF
                                                                                      UNDERLYING            UNEXERCISED
                                                                                      UNEXERCISED           IN-THE-MONEY
                                                                                      OPTIONS AT              OPTIONS
                                                                                      FY-END (#)          AT FY-END ($)(1)
                                                                                     -------------        ----------------
                                  SHARES ACQUIRED                                    EXERCISABLE/           EXERCISABLE/
NAME                              ON EXERCISE (#)         VALUE REALIZED ($)         UNEXERCISABLE         UNEXERCISABLE
----                              ---------------         ------------------         -------------        ----------------
William B. Adams          1996           0                      0                     619,823(2)/0           1,678,043/0
Kevin P. Lyons            1996           0                      0                       10,000/0               11,250/0
David W. Schermerhorn     1996           0                      0                       10,000/0               11,250/0
Wally Fuchs               1996           0                      0                         0/0                     0/0

---------------------------
(1) In order to calculate the value of unexercised in-the-money options at fiscal year end, the Company assumed the fair market value of the Company's Common Stock at fiscal year end was $4.125, the price set for the initial public offering of the Company's Common Stock on January 17, 1997.

(2) Excludes warrants to purchase 237,500 shares of Common Stock at an exercise price of $3.00. For a further discussion of such warrants, see "Certain Transactions."

EMPLOYMENT AGREEMENTS

       The Company has entered into employment agreements with each of the Named Executive Officers and certain other executive officers. A summary of the principal terms of such agreements is set forth below.

       On May 21, 1991, the Company entered into an employment agreements with each of William B. Adams, Jeffrey A. Johnson and Douglas M. Gloff, setting forth each officer's duties, compensation, employee benefits and other terms of employment. Each agreement, as amended, provides for an initial minimum annual salary of $75,000 for each officer and terminates in December 1998. The Company or each officer may terminate the agreement earlier, in which case such officer will be entitled to severance pay equal to six months' base salary. Within six months of the occurrence of certain change in control events, each officer may voluntarily terminate his employment and be entitled to severance pay equal to six months' base salary.

       On October 1, 1995, Aspen Consulting Companies, Inc., a wholly-owned subsidiary of the Company ("Aspen"), entered into an employment agreement with Michael R. Scott setting forth Mr. Scott's duties, compensation, employee benefits and other terms of employment. Such agreement provides for a minimum annual salary of $96,000 and terminates on September 30, 1999, unless earlier terminated by the Company or Mr. Scott. The employment agreement also provides that Mr. Scott is eligible to receive certain cash bonuses if Aspen's pre-tax net income exceeds specified levels. The performance objective was met in 1995, and Mr. Scott was paid a bonus of $50,000, $32,000 of which was paid in 1996 and $18,000 of which was paid in 1997. In addition, Mr. Scott received a non-qualified option to purchase up to 50,000 shares of the Company's Common Stock at $3.00 per share, vesting in equal annual installments over the next four years, as long as he continues to be employed by the Company at the end of each anniversary date of the agreement, and an option to purchase up to 150,000 shares of Common Stock at $3.00 per share if Aspen's pre-tax net income exceeds certain levels from 1996 through 1999. In 1995, Mr. Scott received a total of $96,000 in salary, $28,000 of which was paid by the Company after the Company's acquisition of Aspen in September 1995. In 1996, he received a total of $96,000 in salary.

       On June 1, 1996, the Company entered into an employment agreement with
L. Jean Dunn, Jr. setting forth Mr. Dunn's duties, compensation, employee benefits and other terms of employment. Such agreement provides for a minimum annual salary of $90,000 and terminates on December 1, 1998. The agreement also granted Mr. Dunn an option to purchase up to 75,000 shares of the Company's Common Stock at $3.00 per share, with such options vesting in three equal annual installments beginning on December 1, 1996.

       On July 8, 1996, the Company entered in employment agreements with Kevin P. Lyons and David W. Schermerhorn in connection with the Company's acquisition of Turf Specialty. Each employment agreement provides for a minimum annual salary of $165,000 and terminates on July 7, 1999 and July 8, 1999, respectively. See "Certain Transactions."

       On July 10, 1996, the Company entered into an employment agreement with Wally Fuchs in connection with Company's acquisition of Turf Products. The employment agreement provides for a minimum annual salary of $155,000 and terminates on July 10, 1998.

       On September 1, 1996, the Company entered into an employment agreement with Dr. Thomas C. Quick setting forth Dr. Quick's duties, compensation, employee benefits and other terms of employment. Such agreement provides for a minimum annual salary of $80,000 and terminates on March 1, 1999. The agreement also grants Dr. Quick an option to purchase up to 30,000 shares of Common Stock at $3.00 per share, with such options vesting in three equal annual installments beginning on March 1, 1997.

COMPENSATION PLANS

       1992 Stock Option Plan. In 1992, the Company adopted a Stock Option Plan (the "1992 Stock Option Plan") under which shares of Common Stock have been reserved for issuance upon exercise of options granted to officers, directors and employees of, and advisors and consultants to, the Company. For a full discussion of the material terms of the Company Plan, see "Proposal 2:
Amendment of the 1992 Stock Option Plan."

       1996 Directors' Option Plan. The 1996 Directors' Stock Option Plan (the "Directors' Plan") provides for the automatic grant of nonstatutory stock options to purchase 10,000 shares of Common Stock to nonemployee directors at the time of their election as director, and an option to purchase 3,000 shares of Common Stock on the date of each subsequent annual shareholder meeting, subject to certain limitations. Options granted on the date an individual is elected as a director of the Company shall become vested and thereby exercisable with respect to 33-1/3% on the date of such election, with respect to 33-1/3% on the twelve month anniversary date after such election and with respect to 33-1/3% on the date of the second twelve month anniversary date after such election; provided, however, that an unvested portion of such option grant shall only vest so long as the nonemployee director remains a director on the date such portion vests, and that vested options shall terminate two years after the date a director ceases to be a director of the Company. Options granted on the date of each annual meeting of shareholders become exercisable six months after the date of grant. The option price for nonemployee directors is equal to the fair market value of a share of Common Stock as of the date of grant. The Company has reserved a total of 60,000 shares of Common Stock for issuance under the Directors' Plan, all of which are currently available for future grants.

  CERTAIN TRANSACTIONS

         In July 1994, the Company entered into a $1,013,000 line of credit with Peninsula Bank. The line of credit was secured by all of the Company's accounts receivable and contract rights, as well as a pledge of personal assets by William B. Adams, Rugged Rigger, Inc. (a company controlled by William S. Potter), Douglas M. Gloff and Heartland Capital (a limited partnership, of which Bradley K. Edwards is a general partner).

         During the period from December 1994 to February 1995, Mr. Adams converted $1.2 million of subordinated notes and shareholder advances into 400,000 shares of Common Stock.

         On November 15, 1995, Mr. Gloff and Heartland Capital each purchased $200,000 and Mr. Adams purchased $300,000 of collateralized subordinated debentures from the Company. The debentures are secured by the assets of the Company but are subordinated to any senior indebtedness of the Company. The debentures bear interest at an 8% annual rate, payable on a quarterly basis, and the entire principal balance is due on November 15, 1998.

         On February 1, 1996, Mr. Adams loaned the Company $250,000 under the terms of an 8% unsecured subordinated promissory note, with principal and interest due upon demand.

         On January 22 and 23, 1996, Mr. Adams purchased a total of $300,000 of collateralized subordinated debentures from the Company. The debentures are secured by the assets of the Company but are subordinated to any senior indebtedness of the Company. The debentures bear interest at an 8% annual rate, payable on a quarterly basis, and the entire principal balance is due on November 15, 1998. In connection with these debentures, warrants were issued to Mr. Adams to purchase 100,000 shares of Common Stock at an exercise price of $3.00 per share. These warrants expire on the earlier of January 2003 or one year after the closing date of the Company's initial public offering of Common Stock.

         On March 1, 1996, Rugged Rigger, Inc. loaned the Company $100,000. The loan had an annual interest rate of 8%, payable monthly, and the entire principal balance was due on November 15, 1998. In connection with this subordinated unsecured note, warrants were issued to Mr. Potter to purchase 15,000 shares of Common Stock at an exercise price of $3.00 per share. These warrants expire in March 1, 2001. The loan was repaid in full with the proceeds from the sale of the Bridge Notes and the Bridge Warrants.

         On March 15, 1996, Mr. Adams converted $300,000 of collateral that was pledged to secure the Company's bank loan at Peninsula Bank into cash and used the cash to reduce the Company's $1,013,000 principal loan at Peninsula Bank by this amount. The Company in turn issued Mr. Adams a $300,000 secured subordinated promissory note, which bears interest at an 8% annual rate, payable on a quarterly basis, and the entire principal amount is due on March 15, 1998. In connection with the promissory note, Mr. Adams was granted warrants to purchase up to 100,000 shares of Common Stock at an exercise price of $3.00 per share for a period of five years.

         On March 15, 1996, Mr. Gloff and Heartland Capital converted $250,000 and $200,000, respectively, of collateral that was pledged to secure the Company's bank loan at Peninsula Bank into cash and used the cash to reduce the Company's $1,013,000 principal loan at Peninsula Bank by this amount. The Company in turn issued a $250,000 secured subordinated promissory note to Mr. Gloff and a $200,000 secured subordinated promissory note to Heartland Capital, each bearing interest at an 8% annual rate, payable on a quarterly basis, and the principal amount of each note is due on March 15, 1998. In connection with the debentures, warrants were issued to Mr. Gloff and Heartland Capital to purchase up to 83,333 shares and 66,667 shares, respectively, of Common Stock at an exercise price of $3.00 per share. These warrants expire upon the earlier of seven years from the date of issuance or one year after the closing date of the Company's initial public offering of Common Stock.

         On March 26, 1996, the Company entered into a $1,000,000 line of credit agreement with Imperial Bank, $500,000 of which is a revolving line of credit that expires on April 1, 1998 and $500,000 of which is a revolving credit line extended to finance exports based on a guarantee extended the Company by the California Export Finance Organization ("CEFO"). The entire line of credit has been personally guaranteed by Mr. Adams. The term loan portion of the line of credit bears interest at a rate of prime plus 2%. The CEFO portion of the credit line bears interest at prime plus 1.5%. CEFO's obligations are in turn guaranteed by Mr. Adams. In connection with the revolving line of credit, warrants were issued to Imperial Bank to purchase 20,833 shares of Common Stock at an exercise price of $3.00 per share. These warrants expire in March 2001.

         Between March and July 1996, the Company loaned $72,000 to Rugged Rigger, Inc. to enable it to exercise options to purchase Common Stock. The loan bears interest at an annual rate of 5%, compounded annually, and is payable at the earlier of two years from the date of the loan or upon the sale of the underlying Common Stock. This loan will be repaid by Rugged Rigger upon the earlier of (i) one year following the effective date of the public offering or
(ii) the sale of the underlying Common Stock.

         On April 1, 1996, Mr. S. Bartley Osborn loaned the Company $100,000. The loan had an annual interest rate of 10%, payable upon demand, and the entire principal balance was due on July 1, 1996. In connection with this unsecured note, warrants were issued to Mr. Osborn to purchase 15,000 shares of Common Stock at an exercise price of $3.00 per share. These warrants expire in April 2001. The loan was repaid in full with the proceeds from the sale of the Bridge Notes and the Bridge Warrants.

         On May 15, 1996, Mr. Gloff converted the entire principal balance of his $100,000 unsecured promissory note into 100,000 shares of Common Stock.

         On May 24, 1996, the Company issued three convertible unsecured $50,000 promissory notes for the purpose of providing short-term financing until the proceeds of this initial public offering can be received, one from each of Mr. Adams, Mr. Gloff and Heartland Capital. Each note is payable upon demand and bears interest at an annual rate of 8%. In connection with these promissory notes, warrants were issued to each of Messrs. Adams and Gloff and Heartland Capital to purchase 7,500 shares of Common Stock at an exercise price of $3.00 per share. These warrants expire in May 2001.

         In May 1996, the Company acquired from Kevin P. Lyons and David W. Schermerhorn, the only shareholders of Turf Specialty, all of the stock of Turf Specialty for a total of $500,000 in cash and 647,650 shares of Common Stock. In addition, the Company agreed to pay to Messrs. Lyons and Schermerhorn a total of $1,000,000 if Turf Specialty earns a pre-tax profit for the year ending December 31, 1996 of at least $900,000, with lesser payments due if Turf Specialty earns less than $900,000 in pre-tax profit for the year ending December 31, 1996.
Turf Specialty achieved $979,161 in pre-tax profits for the year ending
December 31, 1996.

         In connection with the acquisition of Turf Specialty, effective July 8, 1996, the Company entered into employment agreements with each of Messrs. Lyons and Schermerhorn providing for minimum annual salary levels of $165,000 and the right to participate in any incentive compensation plans sponsored by Turf Specialty. The employment agreements for Messrs. Lyons and Schermerhorn expire on July 7, 1999 and July 8, 1999, respectively. Pursuant to these agreements, the Company has agreed to loan $250,000 to each of these individuals on or about December 15, 1996. These loans do not have to be repaid and will be forgiven on July 1, 1999 if these officers are employed by the Company at that time. If either officer's employment is terminated by the Company before that date, such officer will be obligated to repay a portion of the loan prorated to the number of days worked from July 2, 1996 to the effective date of the termination of his employment. Compensation expense will be recorded by the Company over the period of forgiveness.

         The Company leases its headquarters facility from Mr. Arthur Arns, who owns 10,000 shares of Common Stock. The Company's lease for this facility provides for base lease payments of $13,200 per month, plus operating expenses, and expires in December 1999.

         Management of the Company believes that the terms of the transactions described above were no less favorable to the Company than would have been obtained from an unaffiliated third party. Any future material transactions and loans with officers, directors or 5% beneficial shareholders of the Company's Common Stock, or affiliates of such persons, will be on terms no less favorable to the Company that could be obtained from unaffiliated third parties and will be approved by a majority of the outside members of the Company's Board of Directors who do not have an interest in the transactions.

         The Company has agreed with the Minnesota Department of Commerce that so long as the Company's securities are registered in the State of Minnesota, or one year from January 17, 1997, whichever is longer, the Company will not make loans to its officers, directors, employees, or principal shareholders, except for loans made in the ordinary course of business, such as travel advances, expense account advances, relocation advances, or reasonable salary advances.

                                   PROPOSAL 2

                     AMENDMENT OF THE 1992 STOCK OPTION PLAN

DESCRIPTION OF THE 1992 STOCK OPTION PLAN

         General Nature and Purpose. In 1992, the Company adopted a Stock Option Plan, under which 125,000 shares of Common Stock were initially reserved for issuance upon exercise of options granted to officers, employees and directors of, and advisors and consultants to, the Company. The Option Plan provides for the grant of both stock options intended to qualify as incentive stock options as defined in the Internal Revenue Code of 1986, as amended (the "Code"), and nonqualified stock options. The Option Plan will terminate on February 5, 2002, unless sooner terminated by the Board of Directors. The Company's shareholders approved an increase in the number of shares reserved for issuance under the Option Plan to 250,000 shares in August 1993, to 350,000 shares in April 1995, to 450,000 shares in May 1996 and 900,000 shares in November 1996. The 1992 Stock Option Plan was adopted (i) to further the growth, development and financial success of the Company by providing additional incentives to certain of its officers and other key employees who have been or will be given responsibility for the management or administration of the Company's business affairs, by assisting them to become owners of the Company's Common Stock and thus to benefit directly from the Company's growth, development and financial success and (ii) to enable the Company to obtain and retain the services of the type of professional, technical and managerial employees considered essential to the long-range success of the Company by providing and offering them an opportunity to become owners of the Common Stock. The 1992 Stock Option Plan authorizes the grant of stock options that qualify as "incentive stock options" under Section 422 of the Code (such qualified options being hereinafter referred to as "Incentive Stock Options") and the grant of stock options that do not so qualify ("Non-Qualified Options").

         The principal features of the 1992 Stock Option Plan are summarized below, but the summary is qualified in its entirety by reference to the full text of the 1992 Stock Option Plan which is set forth as Exhibit A to this Proxy Statement.

         Administration. The 1992 Stock Option Plan is administered by the Board of Directors of the Company (the "Board"). In addition to administering the 1992 Stock Option Plan, the Board is also authorized to interpret the terms of the 1992 Stock Option Plan and to adopt such rules for the administration, interpretation and application of the 1992 Stock Option Plan as are consistent therewith and to interpret, amend or revoke any such rules.

         Eligibility. All employees of the Company, including officers of the Company and directors who are employed by the Company (collectively, "Employees"), and other persons or entities that provide services to the Company ("Consultants") are eligible to receive options under the 1992 Stock Option Plan. Employees may receive Incentive Stock Options or Non-Qualified Options, but Consultants may receive only Non-Qualified Stock Options. No person is entitled to participate in the 1992 Stock Option Plan as a matter of right. Only those Employees and Consultants who are selected from time to time to receive options by the Board, acting in its absolute discretion, may participate in the 1992 Stock Option Plan.

         Grant of Options; Purchase Price of Optioned Shares. The Board will from time to time, in its absolute discretion, determine the number of shares to be subject to options granted to Employee and Consultants, determine whether such options are to be Incentive Stock Options or Non-Qualified Options, and determine the terms and conditions of such options, consistent with the 1992 Stock Option Plan.

         The purchase price of shares covered by an option granted under the 1992 Stock Option Plan shall be established by the Board, except that in the case of an Incentive Stock Option granted to an individual then owning more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary (a "Significant Shareholder"), such purchase price shall not be less than 110% of the fair market value of the Common Stock on the date such option is granted.

         On April 28, 1997, the last reported sale price of the Common Stock as reported by The Nasdaq Stock Market's SmallCap Market was $4.50 per share.

         Terms and Exercise of Options. Options granted under the 1992 Stock Option Plan may not be exercised more than ten years after the date of grant, although the Board may grant options having shorter terms; provided that an Incentive Stock Option granted to a Significant Shareholder shall not be exercisable after five years from the date of grant. The Board is authorized to determine the time or times and the conditions under which each option is exercisable. In addition, the Board may accelerate the time at which any option may be exercised.

         Upon exercise of an option under the 1992 Stock Option Plan, the stock purchased must be paid for in full in cash or by check or, if acceptable to the Board of Directors, in stock or some other form.

         Amendment of the Plan. The 1992 Stock Option Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time and from time to time by the Board. However, without approval of the shareholders of the Company, the 1992 Stock Option Plan may not be amended to (i) increase the maximum number of shares issuable upon exercise of options granted under the 1992 Stock Option Plan or (ii) change the class of Employees or Consultants eligible to receive Options.

         As a group, the Company's executive officers have received options to purchase 155,000 shares of Common Stock under 1992 Stock Option Plan. All employees of the Company, including all current officers who are not executive officers, as a group have received options to purchase 683,100 shares of Common Stock. L. Jean Dunn, Nicholas Spardy and Steve Trotter have received options to purchase 75,000, 100,000 and 102,500 shares of Common Stock, respectively.

FEDERAL INCOME TAX CONSEQUENCES

         The tax consequences of the 1992 Stock Option Plan under current federal law are summarized in the following discussion which deals with the general tax principles applicable to the 1992 Stock Option Plan, and is intended for general information only. Alternative minimum tax and state and local income taxes are not discussed and may vary depending on individual circumstances and from locality to locality.

         Non-Qualified Stock Options. For federal income tax purposes, the recipient of Non-Qualified Stock Options granted under the 1992 Stock Option Plan will not have taxable income upon the grant of the option, nor will the Company then be entitled to any deduction. Generally, upon exercise of Non-Qualified Stock Options, the optionee will realize ordinary income, and the Company will be entitled to a deduction, in an amount equal to the difference between the option exercise price and the fair market value of the stock at the date of exercise. An optionee's basis for the stock for purposes of determining his gain or loss on his subsequent disposition of the shares generally will be the fair market value of the stock on the date of exercise of the Non-Qualified Stock Option.

         Incentive Stock Options. There is no taxable income to an employee when an Incentive Stock Option is granted to him or when that option is exercised; however, the amount by which the fair market value of the shares at the time of exercise exceeds the option price will be an "item of tax preference" for the optionee. Gain realized by an optionee upon sale of stock issued on exercise of an Incentive Stock Option is taxable at capital gains rates, and no tax deduction is available to the Company, unless the optionee disposes of the shares within two years after the date of grant of the option or within one year of the date the shares were transferred to the optionee. In such event, the difference between the option exercise price and the fair market value of the shares on the date of the option's exercise will be taxed at ordinary income rates, and the Company will be entitled to a deduction to the extent the employee must recognize ordinary income. An Incentive Stock Option exercised more than three months after an optionee's retirement from employment, other than by reason of death or disability, will be taxed as a Non-Qualified Stock Option, with the optionee deemed to have received income upon such exercise taxable at ordinary income rates. The Company will be entitled to a tax deduction equal to the ordinary income, if any, realized by the optionee.

PROPOSED AMENDMENT TO THE 1992 STOCK OPTION PLAN

         A total of 900,000 shares of Common Stock are currently reserved for issuance under the 1992 Stock Option Plan, and under the terms of the 1992 Stock Option Plan, the aggregate number of shares which may be issued upon exercise of options may not exceed 900,000, subject to certain adjustments. The Board of Directors recommends an amendment to the 1992 Stock Option Plan to increase the number of shares available for issuance under the 1992 Stock Option Plan to 1,100,000.

         As of April 25, 1997, options to purchase an aggregate of 848,100 shares of Common Stock had been granted under the 1992 Stock Option Plan. Accordingly, only 51,900 shares of Common Stock were available for the issuance of new options. The Board of Directors believes that increasing the number of shares available for issuance under the 1992 Stock Option Plan is necessary in order for the Board to have sufficient flexibility to carry out its responsibilities to (i) establish compensation programs that attract, motivate and retain executive and other key employees of the Company and (ii) administer such programs in a manner that benefits the long-term interests of the Company and its shareholders.

REQUIRED VOTE FOR APPROVAL AND RECOMMENDATION OF THE BOARD OF DIRECTORS

         The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting is required to approve the amendment to the 1992 Stock Option Plan. The Board of Directors unanimously recommends that stockholders vote FOR approval of the amendment to the 1992 Stock Option Plan. Proxies solicited by the Board of Directors will be so voted unless shareholders specify otherwise on their proxy cards.

                                     GENERAL

INDEPENDENT ACCOUNTANTS

         The Board of Directors has selected Ernst & Young LLP to serve as the Company's independent accountants for the 1997 fiscal year.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

         Under Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act"), as amended, directors, officers and beneficial owners of 10 percent or more of the Company's Common Stock ("Reporting Persons") are required to report to the Securities and Exchange Commission (the "Commission") on a timely basis the initiation of their status as a Reporting Person and any changes with respect to their beneficial ownership of the Company's Common Stock. Based solely on its review of such forms received by it and the written representations of its Reporting Persons, the Company has determined that no Reporting Persons known to it were delinquent with respect to his or her reporting obligations as set forth in Section 16(a) of the Exchange Act.

SHAREHOLDER PROPOSALS

         A proposal to be considered for inclusion in the Company's proxy statement for the next annual meeting shall be received at the Company's principal executive offices not later than December 24, 1998.


ANNUAL REPORT

         The Annual Report of the Company for the fiscal year ended December 31, 1996 will be mailed to shareholders of record on or about May 5, 1997. The Annual Report does not constitute, and should not be considered, a part of this Proxy solicitation material.

         If any person who was a beneficial owner of Common Stock of the Company on the record date for the Annual Meeting of Shareholders desires additional information, a copy of the Company's Annual Report on Form 10-KSB will be furnished without charge upon receipt of a written request identifying the person so requesting a report as a shareholder of the Company at such date. Requests should be directed to L. Jean Dunn, c/o Eco Soil Systems, Inc., 10890 Thornmint Road, Suite 200, San Diego, California 92127.

OTHER MATTERS

         The Board of Directors does not know of any matter to be presented at the Annual Meeting which is not listed on the Notice of Annual Meeting and discussed above. If other matters should properly come before the meting, however, the persons named in the accompanying Proxy will vote all Proxies in accordance with their best judgment.

                ALL SHAREHOLDERS ARE URGED TO COMPLETE, SIGN AND
          RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE.

                                 BY ORDER OF THE BOARD OF DIRECTORS





                                 Jeffrey A. Johnson
                                 Secretary

Dated: April 30, 1997

                                                                      Appendix A

                             ECO SOIL SYSTEMS, INC.
                                STOCK OPTION PLAN

                      Article I. Establishment and Purpose

         1.1 Establishment. Eco Soil Systems, Inc., a Nebraska Corporation ("Company"), hereby establishes a stock option plan for employees and others providing services to the Company as described herein, which shall be known as the "STOCK OPTION PLAN OF 1992" (the "Plan"). It is intended that certain of the options issued pursuant to the Plan to employment of the Company may constitute incentive stock options within the meaning of Section 422 of the Internal Revenue Code, and that other options issued pursuant to the Plan shall constitute nonstatutory options. The Board shall determine which options are to be incentive stock options and which are to be nonstatutory options and shall enter into option agreements with recipients accordingly.

         1.2 Purposes. The purpose of this Plan is to enhance stockholder investment by attracting, retaining and motivating key employees and consultants of the Company, and to encourage stock ownership by such employees and consultants by providing them with a means to acquire a proprietary interest in the Company's success.

                             Article II. Definitions

         2.1 Definitions. Whenever used herein, the following terms shall have the respective meanings set forth below, unless the context clearly requires otherwise, and when said meaning is intended, the term shall be capitalized.

         (a)           "Board" means the Board of Directors of the Company.

         (b) "Code" means the Internal Revenue Code of 1986, as amended.

         (c)           "Committee" shall mean the Committee provided for by
                       Article IV hereof, which may be created at the discretion of the Board.

         (d)           "Company" means Eco Soil Systems, Inc., a Nebraska
                       Corporation.

         (e) "Consultant" means any person or entity, including an officer as director of the Company, who provides services (other than as an Employee) to the Company.

         (f) "Date of Exercise" means the date the Company receives notice, by an Optionee, of the exercise of an Option pursuant to section 8.1 of this Plan. Such notice shall indicate the number of shares of Stock the Optionee intends to exercise.

         (g) "Employee" means any person, including an officer or director of the Company, who is employed by the Company.

         (h) "Fair Market Value" means the fair market value of Stock upon which an option is granted under this Plan.

         (i) "Incentive Stock Option" means an Option granted under this Plan which is intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Code.

         (j) "Nonstatutory Option" means an Option granted under this Plan which is not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code. Nonstatutory Options may be granted at such times and subject to such restrictions as the

                       Board shall determine without conforming to the statutory rules of Section 422 of the Code applicable to incentive stock options.

         (k) "Option" means the right, granted under this Plan, to purchase Stock of the Company at the option price for a specified period of time. For purposes of this Plan, an Option may be either an Incentive Stock Option or a Nonstatutory Option.

         (l) "Optionee" means an Employee or consultant holding an Option under the Plan.

         (m)           "Parent Corporation" shall have the meaning set forth in
                       Section 424(3) of the Code with the Company being treated as the employer corporation for purposes of this definition.

         (n) "Subsidiary Corporation" shall have the meaning set forth in Section 24(f) of the Code with the Company being treated as the employer corporation for purposes of this definition.

         (o) "Significant Shareholder" means an individual who, within the meaning of section 422(b)(6) of the Code, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or of any Parent Corporation or Subsidiary Corporation of the Company. In determining whether an individual is a Significant Shareholder, an individual shall be treated as owning stock owned by certain relatives of the individual and certain stock owned by corporations in which the individual is a shareholder, partnerships in which the individual is a partner, and estates or trusts of which the individual is a beneficiary, all as provided in Section 424(d) of the Code.

         (p) "Stock" means the one-half cent par value common stock of the Company.

         2.2 Gender and Number. Except when otherwise indicated by the context, any masculine terminology when used in this Plan also shall include the feminine gender, and the definition of any term herein in the singular also shall include the plural.

                   Article III. Eligibility and Participation

         3.1 Eligibility and Participation. All Employees are eligible to participate in this Plan and receive Incentive Stock Options and/or Nonstatutory Options hereunder. All Consultants are eligible to participate in this Plan and receive Nonstatutory Options hereunder. Optionees in the Plan shall be selected by the Board from among those Employees and Consultants who, in the opinion of the Board, are in a position to contribute materially to the Company's continued growth and development and to its long-term financial success.

                           Article IV. Administration

         4.1 Administration. The Board shall be responsible for administering the Plan.

         The Board is authorized to interpret the Plan; to prescribe, amend, and rescind rules and regulations relating to the Plan; to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company and to take all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan. Determinations, interpretations, or other actions made or taken by the Board pursuant to the provisions of this Plan shall be final and binding and conclusive for all purposes and upon all persons.

         At the discretion of the Board, this Plan may be administered by a Committee which shall be an executive committee of the Board, consisting of not less than three (3) members of the Board. The members of such Committee may be directors who are eligible to receive Options under this Plan, but Options may be granted to such persons only by actions of the full Board and not by action of the Committee. Such Committee shall have full power and authority, subject to the limitations of the Plan and any limitations imposed by the Board, to construe, interpret and administer this Plan and to make determinations which shall be final, conclusive and binding upon all persons, including, without limitation, the Company, the stockholders, the directors and any persons having any interests in any Options which may be granted under this Plan, and, by resolution or resolution providing for the creation and issuance of any such Option, to fix the terms upon which, the time or times at or within which, and the price or prices at which any such shares may be purchased from the Company upon the exercise of such Option, which terms, time or times and price or prices shall, in every case, be set forth or incorporated by reference to the instrument or instruments evidencing such Option, and shall be consistent with the provisions of this Plan.

         The Board may from time to time remove members from, or add members to, the Committee. The Board may terminate the committee at any time. Vacancies on the committee, howsoever caused, shall be filled by the Board. The Committee shall select one of its members as Chairman, and shall hold meetings at such times and places as the Chairman may determine. A majority of the Committee at which a quorum is present, or acts reduced to or approved in writing by all of the members of the Committee, shall be the valid acts of the Committee. A quorum shall consist of two-thirds (2/3) of the members of the Committee.

         Where the Committee has been created by the Board, references herein to actions to be taken by the Board shall be deemed to refer to the committee as well, except where limited by this Plan or by the Board.

         The Board shall have all of the enumerated powers of the Committee, but shall not be limited to such powers. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it.

                      Article V. Stock Subject to the Plan.

         5.1 Number. The total number of shares of Stock hereby made available and reserved for issuance under the Plan shall be 1,1000,000. The aggregate number of shares of Stock available under this Plan shall be subject to adjustment as provided in section 5.3. The total number of shares of Stock may be authorized but unissued shares of Stock, or shares acquired by purchase as directed by the Board from time to time in its discretion, to be used for issuance upon exercise of Options granted hereunder.

         5.2 Unused Stock. If an Option shall expire or terminate for any reason without having been exercised in full, the unpurchased shares of Stock subject thereto shall (unless the Plan shall have terminated) become available for other Options under the Plan.

         5.3 Adjustment in Capitalization. In the event of any change in the outstanding shares of Stock by reason of a stock dividend or split, recapitalization, reclassification, or another similar corporate change, the aggregate number of shares of Stock set forth in section 5.1 shall be appropriately adjusted by the Board, whose determination shall be conclusive; provided however, that fractional shares shall be rounded to the nearest whole share. In any such case, the number and kind of shares that are subject to any Option (including any Option outstanding after termination of employment) and the Option price per share shall be proportionately and appropriately adjusted without any change in the aggregate Option price to be paid therefor upon exercise of the Option.

                        Article VI. Duration of the Plan

         6.1 Duration of the Plan. Subject to stockholder approval, the Plan shall be in effect for ten years from the date of its adoption by the Board. Any Options outstanding at the end of said period shall remain in effect in accordance with their terms. The Plan shall terminate before the end of said period, if all Stock subject to it has been purchased pursuant to the exercise of Options granted under the Plan.

                       Article VII. Terms of Stock Options

         7.1 Grant of Options. Subject to section 5.1, Options may be granted to Employees or Consultants at any time and from time to time as determined by the Board; provided, however, that consultants may receive only Nonstatutory Options, and may not receive Incentive Stock Options. The Board shall have complete discretion in determining the number of Options granted to each Optionee. In making such determinations, the Board may take into account the nature of services rendered by such Employees or Consultants, their present and potential contributions to the Company, and such other factors as the Board in its discretion shall deem relevant. The Board also shall determine whether an Option is to be an Incentive Stock Option or a Nonstatutory Option.

         In the case of Incentive Stock Options the total Fair Market Value (determined at the date of grant) of shares of Stock with respect to which incentive stock options granted after December 31, 1986 are exercisable for the first time by the Optionee during any calendar year under all plans of the Company under which Incentive Stock Options may be granted (and all such plans of any Parent Corporations and any subsidiary Corporations of the Company) shall not exceed $100,000. (Hereinafter, this requirement is sometimes referred to as the "$100,000 Limitation".)

         Nothing in this Article VII of the Plan shall be deemed to prevent the grant of Options permitting exercise in excess of the maximum established by the preceding paragraph where such excess amount is treated as Nonstatutory Option.

         The Board is expressly given the authority to issue amended or replacement options with respect to shares of Stock subject to an Option previously granted hereunder. An amended Option amends the terms of an Option previously granted and thereby supersedes the previous option. A replacement Option is similar to a new Option granted hereunder except that it provides that it shall be forfeited to the extent that a previously granted Option is exercised, or except that its issuance is conditioned upon the termination of a previously granted Option.

         7.2 No Tandem Options. Where an Option granted under this Plan is intended to be an Incentive Stock Option, the Option shall not contain terms pursuant to which the exercise of the Option would affect the Optionee's right to exercise another Option, or vice versa, such that the Option intended to be an Incentive Stock Option would be deemed a tandem stock option within the meaning of the regulations under Section 422 of the Code.

         7.3 Option Agreement; Terms and Conditions to Apply Unless Otherwise Specified. As determined by the board on the date of grant, each Option shall be evidenced by an Option agreement (the "Option Agreement") that includes the nontransferability provisions required by Section 10.2 hereof and specifies:

         Whether the Option is an Incentive Stock Option or a Nonstatutory Option; the Option Price; the duration of the Option; the number of shares of Stock to which the Option applies; any vesting or exercisability restrictions which the Board may impose; if appropriate, in the case of an Incentive Stock Option, a provision implementing the $100,000 Limitation; and any other terms or conditions which the Board may impose. All such terms and conditions shall be determined by the Board at the time of grant of the Option.

         If not otherwise specified by the Board, the following terms and conditions shall apply to Options granted under the Plan:

         (a) Term. The duration of the Option shall be five (5) years from the date of grant. (The duration can never be more than five (5) years in the case of an Incentive Stock Option granted to a Significant Shareholder).

         (b) Exercise of Option. Unless an Option is terminated as provided hereunder, an Optionee may exercise his Option for up to, but not in excess of, the amounts of shares subject to the Option specified below, based on the Optionee's number of years of continuous services with the Company or a Subsidiary Corporation of the Company from the date on which the Option is granted. In the case of an Optionee who is an Employee, continuous service shall mean continuous employment; in the case of an Optionee who is a Consultant, continuous services shall mean the continuous provision of consulting services. In applying said limitations, the amount of shares, if any previously purchased by the Optionee under the Option shall be counted in determining the amount of shares the Optionee can purchase at any time. The Optionee may exercise his Option in the following accounts:

                  (i) After one (1) year of such continuous services for up to but not in excess of one-third of the shares originally subject to the Option;

                  (ii) After two (2) years of such continuous services, for up to but not in excess of two-thirds of the shares originally subject to the Option;

                  (iii) At the expiration of the third (3rd) year of such continuous services the Option may be exercised at any time and from time to time within its terms in whole or in part, but it shall not be exercisable after the expiration of five (5) years.

The Board shall be free to specify terms and conditions other than those set forth above, in its discretion.

         All Option Agreements shall incorporate the provisions of this Plan by reference, with certain provisions to apply depending upon whether the Option Agreement applies to an Incentive Stock Option or to a Nonstatutory Option.

         7.4 Option Price. No Incentive Stock Option Granted pursuant to this Plan shall have an Option price that is less than the Fair Market Value of Stock on the date the Option is granted. Incentive Stock Options granted to Significant Shareholders shall have an Option price of not less than 110 percent of the Fair Market Value of Stock on the date of grant. The Option price for Nonstatutory Options shall be established by the Board and shall not be subject to the restrictions applicable to Incentive Stock Options.

         7.5 Term of Options. Each Option shall expire at such time as the board shall determine when it is granted provided however, that no Option shall be exercisable later than the tenth anniversary date of this grant. By its terms, an Incentive Stock Option granted to a Significant Shareholder shall not be exercisable after five years from the date of grant.

         7.6 Exercise of Options. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Board shall in each instance approve, which need not be the same for all Optionees.

         7.7 Payment. Payment for all shares of Stock shall be made at the time that an Option, or any part thereof, is exercised, and no shares shall be issued until full payment therefor has been made. Payment shall be made (i) in cash, or
(ii) if acceptable to the Board, in stock or in some other form; provided, however, in the case of an Incentive Stock Option, that said other form of payment does not prevent the option from qualifying for treatment as an "incentive stock option" within the meaning of the Code.

                 Article VIII. Written Notice, Issuance of Stock
                      Certificates, Stockholder Privileges

         8.1 Written Notice. An Optionee wishing to exercise an Option shall give written notice to the Company, in the form and manner prescribed by the Board. Full payment for the shares exercised pursuant to the Option must accompany the written notice.

         8.2 Issuance of Stock Certificates. As soon as practicable after the receipt of written notice and payment, the Company shall deliver to the Optionee a certificate or certificates for the requisite number of shares of Stock.

         8.3 Privileges of a Stockholder. An optionee or any other person entitled to exercise an Option under this Plan shall not have stockholder privileges with respect to any Stock covered by the Option until the date of issuance of a stock certificate for such stock.

                Article IX. Termination of Employment or Services

         9.1 Death. If an Optionee's employment in the case of an Employee, or provision of services as a Consultant, in the case of a consultant, terminates by reason of death, the Option amy thereafter be exercised at any time prior to the expiration date of the Option or within 12 months either the date of such death, whichever period is the shorter, by the person or persons entitled too under the Optionee's will or, if the Optionee shall fail to have a testamentary disposition of an Option or shall die intestate, the Optionee's legal representative or representatives. The Option shall be exercisable only to the extent that such Option was exercisable as of the date of death.

         9.2 Termination Other Than For Cause or Due to Death. In the event of an Optionee's termination of employment, in the case of an Employee, or termination of the provision of services as a Consultant, in the case of a Consultant, other than by reason of death, the Optionee may exercise such portion of his Option as was exercisable by him at the date of such termination (the "Termination Date") at any time within three (3) months of the Termination Date; provided, however, that where the Optionee is an Employee, and is terminated due to disability within the meaning of Code ss. 422, he may exercise such portion of his Option as was exercisable by him on his Termination Date within one year of his Termination Date. In any event, the Option cannot be exercised after the expiration of the term of the Option. Options not exercised within the applicable period specified above shall terminate.

         In the case of an Employee, a change of duties or position within the Company or an assignment of employment in a Subsidiary Corporation or Parent Corporation of the Company, if any, or from such Corporation to the Company, shall not be considered a termination of employment for purposes of this Plan.

         The Option Agreements may contain such provisions as the Board shall approve with reference to the effect of approved leaves of absence upon termination of employment.

         9.3 Termination for Cause. In the event of an Optionee's termination of employment, in the case of an Employee, or termination of the provision of services as a Consultant, in the case of a Consultant, which termination is by the Company for cause, any Option or Options held by him under the Plan, to the extent not exercised before such termination, shall forthwith terminate.

                         Article X. Rights of Optionees

         10.1 Service. Nothing in this Plan shall interfere with or limit in any way the right of the Company to terminate any Employee's employment, or any Consultant's services, at any time, nor confer upon any Consultant any right to continue to provide services to the Company.

         10.2 Nontransferability. All Options granted under this Plan shall be nontransferable by the OPtionee, other than by will or the laws of descent and distribution, and shall be exercisable during the Optionee's lifetime only by the Optionee.

          Article XI. Optionee-Employee's Transfer of Leave of Absence

         11.1 Optionee-Employee's Transfer of Leave of Absence. For Plan purposes--

         (a) A transfer of an Optionee who is an Employee from the Company to a Subsidiary Corporation or Parent Corporation, or from one such Corporation to another, or

         (b) a leave of absence for such an Optionee (i) which is only authorized in writing by the Company, and (ii) if the Optionee holds an Incentive Stock Option, which qualifies under the applicable regulations under the Code which apply in the case of incentive stock options, shall not be deemed a termination of employment. However, under no circumstances may an Optionee exercise an Option during any leave of absence, unless authorized by the Board.

        Article XII. Amendment, Modification and Termination of the Plan

         12.1 Amendment, Modification, and Termination of the Plan. The Board may at any time terminate, and from time to time may amend or modify the Plan, provided, however, that no such action of the Board, without approval of the stockholders, may--

         (a) increase the total amount of Stock which may be purchased through Options granted under the Plan, except as provided in
                  Article V;

         (b) change the class of Employees or Consultants eligible to receive Options;

No amendment, modification, or termination of the Plan shall in any manner adversely affect any outstanding Option under the Plan without the consent of the Optionee holding the Option.

                Article XIII. Acquisition, Merger, or Liquidation

         13.1 Acquisition. In the event that an Acquisition occurs with respect to the Company, the Company shall have the option, but not the obligation, to cancel Options outstanding as of the effective date of Acquisition, whether or not such Options are then exercisable, in return for payment to the Optionees of an amount equal to a reasonable estimate of an amount (hereinafter the "Spread") equal to the difference between the net amount per share payable in the Acquisition, or as a result of the Acquisition, less the exercise price of the Option. In estimating the Spread, appropriate adjustments to give effect to the existence of the Options shall be made, such as deeming the Options to have been exercised, with the Company receiving the exercise price payable thereunder, and treating the shares receivable upon exercise of the Options as being outstanding in determining the net amount per share. For purposes of this section, an "Acquisition" shall mean any transaction in which substantially all of the Company's assets are acquired or in which a controlling amount shall mean more than 50% of the issued and outstanding shares of stock of the Company. The Company shall have such an option regardless of how the Acquisition is effectuated, whether by direct purchase, through a merger or similar corporate transaction, or otherwise. In cases where the acquisition consists of the acquisition of assets of the Company, the net amount per share shall be calculated on the basis of the net amount receivable with respect to shares upon a distribution and liquidation by the Company after giving effect to expenses and charges, including but not limited to taxes, payable by the Company before the liquidation can be completed.

         Where the Company does not exercise its option under this Section 13.1 the remaining provisions of this Article XIII shall apply, to the extent applicable.

         13.2 Merger or Consolidation. Subject to any required action by the stockholders, if the Company shall be the surviving corporation in any merger or consolidation, any Option granted hereunder shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to the option would have been entitled in such merger or consolidation.

         13.3 Other Transactions. A dissolution or a liquidation of the Company or a merger and consolidation in which the Company is not the surviving corporation shall cause every Option outstanding hereunder to terminate as of the effective date of such dissolution, liquidation, merger or consolidation. However, the Optionee either (i) shall be offered a firm commitment whereby the resulting or surviving corporation in a merger or consolidation will tender to the Optionee an option (the "Substitute Option") to purchase its shares on terms and conditions both as to the number of shares and otherwise, which shall substantially preserve to the Optionee the rights and benefits of the Option outstanding hereunder granted by the Company, or (ii) shall have the right immediately prior to such dissolution, liquidation, merger, or consolidation to exercise any unexercised

Options whether or not then exercisable, subject to the provisions of this Plan. The Board shall have absolute and uncontrolled discretion to determine whether the Optionee has been offered a firm commitment and whether the tendered Substitute Option will substantially preserve to the Optionee the rights and benefits of the Option outstanding hereunder. In any event, any Substitute Option for an Incentive Stock Option shall comply with the requirements of Code
Section 424(a).

                      Article XIV. Securities Registration

         14.1 Securities Registration. In the event that the Company shall deem it necessary or desirable to register under the Securities Act of 1933, as amended, or any other applicable statute, any Options or any Stock with respect to which an Option may be or shall have been granted or exercised, or to qualify any such Options or Stock under the Securities Act of 1933, as amended, or any other statute, then the Optionee shall cooperate with the Company and take such action as is necessary to permit registration or qualification of such Options or Stock.

         Unless the Company has determined that the following representation is unnecessary, each person exercising an Option under the Plan may be required by the Company, as a condition to the issuance of the shares pursuant to exercise of the Option, to make a representation in writing (a) that he is acquiring such shares for his own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof, (b) that before any transfer in connection with the resale of such shares, he will obtain the written opinion of counsel for the Company, or other counsel acceptable to the Company, that such shares may be transferred. The Company may also require that the certificates representing such shares contain legends reflecting the foregoing.

                           Article XV. Tax Withholding

         15.1 Tax Withholding. Whenever shares of Stock are to be issued in satisfaction of Options exercised under this Plan, the Company shall have the power to require the recipient of the Stock to remit to the Company an amount sufficient to satisfy federal, state, and local withholding tax requirements.

                          Article XVI. Indemnification

         16.1 Indemnification. To the extent permitted by law, each person who is or shall have been a member of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement hereof, with the Company approval, or paid by him in satisfaction of judgment in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person may be entitled under the Company's articles of incorporation or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.


                        Article XVII. Requirements of Law

         17.1 Requirements of Law. The granting of Options and the issuance of shares of Stock upon the exercise of an Option shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

         17.2 Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of California.

                      Article XVIII. Effective Date of Plan

         18.1 Effective Date. The Plan shall be effective on February 5, 1992, the date of its adoption by the Board.

                       Article XIX. Compliance with Code.

         19.1 Compliance with Code. Incentive Stock Options granted hereunder are intended to qualify as "incentive stock options" under Code ss. 422. If any provision of this plan is susceptible to more than one interpretation, such interpretation shall be given thereto as is consistent with Incentive Stock Options granted under this Plan being treated as incentive stock options under the Code.

                  Article XX. No Obligation to Exercise Option.

         20.1 No Obligation to Exercise. The granting of an Option shall impose no obligation upon the holder thereof to exercise such Option.

                                       ECO SOIL SYSTEMS, INC.


                                       By: /s/ Jeffrey A. Johnson
                                           Its President

                              [FRONT OF PROXY CARD]


     The undersigned shareholder(s) of Eco Soil Systems, Inc. (the "Company") hereby constitutes and appoints Douglas M. Gloff and Jeffrey A. Johnson, and each of them, attorneys and proxies of the undersigned, each with power of substitution, to attend, vote and act for the undersigned at the Annual Meeting of Shareholders of the Company to be held on June 3, 1997, and at any adjournment or postponement thereof, according to the number of shares of Common Stock of the Company which the undersigned may be entitled to vote, and with all powers which the undersigned would possess if personally present, as follows:

1.  ELECTION OF DIRECTORS:           [ ]  FOR all                       [ ]  WITHHOLD
                                          nominees listed                    AUTHORITY to vote
                                          below (except as                   for all nominees listed
                                          marked to the                      below
                                          contrary below)


                               Bradley K. Edwards
                                S. Bartley Osborn

(INSTRUCTION: To vote for all nominees listed above, mark the "FOR" box; to withhold authority for all nominees listed above, mark the "WITHHOLD AUTHORITY" box; and to withhold authority to vote for any individual nominee listed above, mark the "FOR" box and write the nominee's name in the space provided below.)

--------------------------------------------------------------------------------

     THIS PROXY WILL BE VOTED FOR THE ELECTION AS DIRECTOR OF ALL NOMINEES SET FORTH IN THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT, UNLESS THE CONTRARY IS INDICATED IN THE APPROPRIATE PLACE.

2.  AMENDMENT OF THE 1992 STOCK OPTION PLAN:

                     FOR [ ]    AGAINST [ ]    ABSTAIN [ ]

     THIS PROXY WILL BE VOTED FOR THE AMENDMENT OF THE 1992 STOCK OPTION PLAN AS DESCRIBED IN THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT, UNLESS THE CONTRARY IS INDICATED IN THE APPROPRIATE PLACE.

                           (Continued on reverse side)

                             [REVERSE OF PROXY CARD]

     In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

     The undersigned revokes any prior proxy at such meeting and ratifies all that said attorneys and proxies, or any of them, may lawfully do by virtue hereof. Receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement is hereby acknowledged.


                                    Dated:________________________________, 1997

                                    ____________________________________________

                                    ____________________________________________

                                    ____________________________________________
                                          (Signature(s) of shareholders)

                                    Please sign exactly as name appears herein.
                                    When shares are held by joint tenants, both should sign; when signing as an attorney, executor, administrator, trustee or guardian, give full title as such. If a corporation, sign in full corporate name by President or other authorized officer. If a partnership, sign in partnership name by authorized partner.


     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ECO SOIL
       SYSTEMS, INC. PLEASE COMPLETE, SIGN, DATE AND MAIL PROMPTLY IN THE
                         POSTAGE-PAID ENVELOPE ENCLOSED